OFG BANCORP

2007 OMNIBUS PERFORMANCE INCENTIVE PLAN

RESTRICTED UNIT AWARD AND AGREEMENT

                This Restricted Unit Award and Agreement (the “Award”) is made and entered into on this XXth day of XXXXXXXXXX of 20XX, by and between OFG Bancorp (the “Corporation”) and XXXXXXXXXXXXXX (the “Grantee”).  All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the 2007 Omnibus Performance Incentive Plan, as amended and restated (the “Plan”).  Whenever appropriate, words and terms used in the singular shall be deemed to include the plural, and vice versa, and the masculine gender shall be deemed to include the feminine gender.

                WHEREAS,  the Corporation has established and maintains the Plan to, among other things, provide flexibility to the Corporation and its Affiliates to attract, retain and motivate their directors, officers, and other key employees through the grant of awards based on performance and to adjust their compensation practices to the best compensation practices and corporate governance trends as they develop from time to time;

                WHEREAS,  the Plan is further intended to motivate high levels of individual performance coupled with increased shareholder returns;

                WHEREAS,  the Plan is administered by the Compensation Committee of the Board of Directors of the Corporation (the “Plan Administrator”);

                WHEREAS,  Grantee is eligible to participate in the Plan; and

                WHEREAS,  the Plan Administrator has determined that Grantee shall participate and receive performance incentives under the Plan.

                NOW, THEREFORE, in consideration of the premises, and subject to the terms and conditions of the Plan, the Corporation and Grantee agree as follows:

                SECTION 1.  Award; Grantee Rights.  The Corporation hereby awards XXX XXXX(XXX) Restricted Units (the “Restricted Units”) to Grantee for the acquisition of an equal number of shares of Common Stock at the end of the Restricted Period.  A Restricted Unit does not represent an equity interest in the Corporation and carries no voting or dividend rights, except as otherwise set forth in this Agreement.  The Restricted Units may be forfeited to, and acquired at no cost by, the Corporation as set forth in this Agreement.

                SECTION 2.  Deferred Dividends.  During the Restricted Period, the Grantee will not have any right to receive the payment of any dividends in connection with the Restricted Units.  Upon the lapse of the Restricted Period, the Grantee will have the right to receive, together with the shares of Common Stock, a cash payment equal to the dividends declared by the Corporation during the Restricted Period that would have been paid upon such shares of Common Stock.

                SECTION 3.  Lapse of Restricted Period.   Subject to Article X of the Plan regarding a Change of Control and Section 3 of this Agreement, the Restricted Period shall commence on the date of this Award and shall lapse with respect to thirty-three percent (33%) of the Restricted Units on the first anniversary of the date of this Award, with respect to an additional thirty-three percent (33%) of the Restricted Units on the second anniversary of the date of this Award, and with respect to the remaining thirty-four percent (34%) of the Restricted Units on the third anniversary of the date of this Award.  Notwithstanding anything to the contrary herein, upon the lapse of the Restricted Period, the Compensation Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only Common Stock.  If a cash payment is made in lieu of delivering Common Stock, the amount of such cash payment for each share of Common Stock to which Grantee is entitled shall be equal to the Fair Market Value of the Common Stock on the date on which the Restricted Period lapsed.

SECTION 4.  Termination of Employment.  The following provisions shall apply in the event of Grantee’s termination of employment with the Corporation or any Affiliate:

(a)           Due to Death or Disability.  In the event Grantee’s employment or service terminates by reason of his death or disability during the Restricted Period, the Restricted Units will be considered fully vested and payment of the Award will be made to Grantee, or Grantee’s estate or beneficiaries, as applicable.

(b)           Due to Retirement.  In the event Grantee’s employment terminates by reason of retirement during the applicable Restricted Period, Grantee (or Grantee’s estate or beneficiaries, if Grantee subsequently dies) shall receive a payment calculated in the following manner: (i) the Restricted Units will be reduced by multiplying the grant under this Award by a fraction, the numerator of which is the number of full months in the applicable Restricted Period during which Grantee was an active employee and the denominator of which is the number of months in the full Restricted Period applicable to such Restricted Units (with a partial month worked counted as a full month if Grantee is an active employee for 15 days or more in that month); and (ii) the resulting reduced number of Restricted Units shall be considered vested and payment of such pro-rated Award is to be made to Grantee (or Grantee’s beneficiaries or estate, if Grantee subsequently dies) as soon as practicable after Grantee’s termination of employment.  For purposes of this Section, resignation by the Participant will only be considered a “retirement” if they have achieved a minimum of ten (10) years of service and attained a minimum age of sixty (60) years as of the date of termination.

(c)           Due to Any Other Reason.  In the event Grantee’s employment is terminated by the Corporation or any Affiliate for any other reason during the applicable Restricted Period, the Restricted Units shall be forfeited.

                SECTION 5.  Termination of Non-Employee Director.  In the event a Grantee’s service as a Non-Employee Director shall terminate for reasons other than removal for Cause, Grantee (or his estate or beneficiaries, if he subsequently dies) shall receive a payment calculated in the following manner: (i) the number of Restricted Units will be reduced by multiplying the grant under this Award by a fraction, the numerator of which is the number of full months in the applicable vesting period during which Grantee was an active Non-Employee Director and the denominator of which is the number of months in the applicable vesting period (with a partial month worked counted as a full month if Grantee is an active Non-Employee Director for 15 days or more in that month); and (ii) the resulting reduced number of Restricted Units shall be considered vested and payment of such pro-rated Awards is to be made to Grantee (or his or her beneficiaries or estate, if he subsequently dies) as soon as practicable after his termination as a Non-Employee Director.  In the event Grantee’s service as a Non-Employee Director is terminated for Cause, any remaining Restricted Units granted to him shall be forfeited at the time of such termination, and Grantee shall disgorge any profit, gain or other benefit received in respect of the lapse of restrictions on any prior Restricted Units for a period of twelve (12) months prior to his termination for Cause.  In the event Grantee’s service as a Non-Employee Director is terminated for Cause, the provisions of this paragraph will apply notwithstanding any assertion (by Grantee or otherwise) of a termination for any other reason.

                SECTION 6.  Adjustments to or Forfeiture of Award.  The Plan Administrator may determine on a case-by-case basis any adjustments to the terms of this Award or the forfeiture of the Award because of violations by the Grantee of the Corporation’s policies or any applicable laws and regulations.  In addition, the Restricted Units will be subject to any clawback policy established by the Corporation or the Plan Administrator from time to time.

                SECTION 7.  Transferability of Award.  This Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  No transfer of this Award by will or by the laws of descent and distribution shall be effective to bind the Corporation unless the Corporation shall have been furnished with written notice thereof and a copy of the will and/or such other evidence as the Board or the Plan Administrator may determine necessary to establish the validity of the transfer.

                SECTION 8.  Miscellaneous Provisions.

(a)           This Award is subject to the terms of the Plan and any regulations approved by the Plan Administrator from time to time, which are incorporated herein by reference.

(b)           The laws of the Commonwealth of Puerto Rico shall be controlling in all matters relating to this Award.

(c)           The titles and captions in this Award are used only for convenience and are not to be used in its interpretation.

IN WITNESS WHEREOF, the Corporation and Grantee have duly executed this Award on the date first above written.

OFG BANCORP                                                                                GRANTEE

By: _____________________________                       By: _____________________________

Name:    XXXXXXXXXXXXX                                        Name: XXXXXXXXXXXXXX

Title: Chair Compensation Committee                           Title: XXXXXXXXXXX